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                                                                   EXHIBIT 10.27

                             SPLIT-DOLLAR AGREEMENT


         THIS AGREEMENT made and entered into as of this 25th day of May, 1995, by and between THE MEN'S WEARHOUSE, INC., a Texas corporation, (hereinafter referred to as the "Corporation"), DAVID H. EDWAB, an individual residing in the State of California (hereinafter referred to as the "Employee"), and GEORGE ZIMMER, Co-Trustee of the David H. Edwab 1995 Irrevocable Trust (hereinafter referred to as the "Owner"),

         WHEREAS, the Employee is employed by the Corporation;

         WHEREAS, the Employee wishes to provide life insurance protection for his family in the event of his death, under policies of life insurance insuring his life (hereinafter referred to as the "Policies"), which Policies have been issued by Pacific Mutual Insurance Company ("Insurer"), policy number 1A22371330, dated April 4, 1991, in the face amount of $500,000 and policy number 1A22827080, Dated April 4, 1991, in the face amount of $500,000;

         WHEREAS, the Corporation is willing to pay a portion of the premiums due on the Policies as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth;

         WHEREAS, Owner is the Owner of the Policies and, as such, possesses all incidents of Ownership in and to the Policies;

         WHEREAS, the Corporation wishes to have the Policies collaterally assigned to it by the Owner, in order to secure the repayment of the amounts which it will pay toward the premiums on the Policies; and

         NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

         1. PURCHASE OF POLICIES. The Owner has purchased the Policies from the Insurer. The parties hereto have taken all necessary action to cause the Insurer to issue the Policies, and shall take any further action which may be necessary to cause the Policies to conform to the provisions of this Agreement. The parties hereto agree that the Policies shall be subject to the terms and conditions of this Agreement and of the collateral assignments filed with the Insurer relating to the Policies. All capitalized words and phrases not otherwise defined herein shall have the same meaning such words and phrases have in the Policies.

         2. OWNERSHIP OF POLICIES. The Owner shall be the sole and absolute Owner of the Policies, and may exercise all Ownership rights granted to the Owner thereof by the terms of the


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Policies, including, but not limited to, the right to elect and to change the
Death Benefit Option, the Face Amount of Insurance, and the investment options of the Policies, except as may otherwise be provided herein.

         3. PAYMENT OF PREMIUMS.

                  a. The Owner will direct the Insurer to provide the Corporation with copies of premium notices on the Policies. No later than thirty
(30) days prior to the due date of each Policies' premium, the Corporation shall notify the Employee and the Owner of the exact amount due from the Employee hereunder, which shall be an amount equal to the annual cost of current life insurance protection on the life of the Employee (prorated if the premium is being paid monthly), measured by the lower of the PS 58 rate, set forth in Revenue Ruling 55-747 (or the corresponding applicable provision of any future Revenue Ruling), or the current published premium rate of the Insurer for annually renewable term insurance for standard risks. Either the Employee or the Owner, on behalf of the Employee, shall pay such required contribution to the Corporation prior to the premium due date. If neither the Employee nor the Owner makes such timely payment, the Corporation, in its sole discretion, may elect to make the Employee's portion of the premium payment, which payment shall be recovered by the Corporation as provided herein.

                  b. On or before the due date of each Policies premium, or within the grace period provided therein, the Corporation shall pay the full amount of the planned periodic premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. Except with the consent of the Employee and the Owner, the Corporation shall not pay less than such planned periodic premium, but it may, in its discretion, at any time and from time to time, subject to acceptance of such amount by the Insurer, pay more than such planned periodic premium or make the premium payments on the Policies. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, if any, as a result of the insurance protection provided the Owner as the beneficiary of the Policies.

         4. COLLATERAL ASSIGNMENT. To secure the repayment to the Corporation of the amount of the premiums on the Policies paid by the Corporation hereunder, the Owner has, contemporaneously herewith, assigned the Policies to the Corporation as collateral. The collateral assignment of the Policies to the Corporation hereunder shall not be terminated, altered or amended by the Owner, without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause such collateral assignments to conform to the provisions of this Agreement.

         5. LIMITATIONS ON OWNER'S RIGHT IN POLICIES. Except as provided herein, the Owner shall not sell, assign, transfer, borrow against or withdraw from the cash surrender value of the Policies, surrender or cancel the Policies, change the beneficiary designation provisions of the Policies, decrease the aggregate face amount of insurance, make or change the allocation of the Policies Account established pursuant to the terms of the Policies among the various investment


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options under the Policies, nor change the Death Benefit Option provisions thereof without, in any such case, the express written consent of the Corporation.

         6. COLLECTION OF DEATH PROCEEDS.

                  a. Upon the death of the Employee, the Corporation and the Owner shall cooperate in taking whatever action is necessary to collect the death benefit provided under the Policies; when such benefits have been collected and paid as provided herein, this Agreement shall thereupon terminate.

                  b. Upon the death of the Employee, the Corporation shall have the unqualified right to receive a portion of the death benefit of the Policies equal to the total amount of the premiums paid by it hereunder with respect to the Policies, reduced by any outstanding indebtedness which was incurred by the Corporation and secured by the Policies, including any interest due on such indebtedness. The balance of the death benefit provided under the Policies, if any, shall be paid directly to the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provisions of the Policies. In no event shall the amount payable to the Corporation hereunder exceed the death benefit of the Policies payable at the death of the Employee. No amount shall be paid from such death benefit to the Owner until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provisions of the Policies shall conform to the provisions hereof.

                  c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policies upon the death of the Employee and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policies, such amount shall first be paid to Corporation until it shall have received the return of all premiums paid by it, reduced by the amount of any outstanding indebtedness which was incurred by the Corporation and secured by the Policies, including any interest due on such indebtedness and any remaining amount shall be paid to the Owner.

         7. TERMINATION OF THE AGREEMENT DURING THE EMPLOYEE'S LIFETIME.

                  a. This Agreement shall terminate, during the Employee's lifetime, without notice, upon the occurrence of any of the following events:
(a) total cessation of the Corporations's business; (b) bankruptcy, receivership or dissolution of the Corporation; (c) termination of the Employee's employment by the Corporation (other than by reason of his death); (d) mutual consent of the parties; or (e) failure of both the Employee and the Owner to timely pay to the Corporation the Employee's portion of the premium, if any, due hereunder, unless the Corporation elects to make such payment on behalf of the Employee, as provided herein.

                  b. In addition, either the Employee or the Owner may terminate this Agreement, while no premium under the Policies is overdue, by written notice to the Corporation. Such termination shall be effective as of the date of such notice.


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         8. DISPOSITION OF THE POLICIES ON TERMINATION OF THE AGREEMENT DURING
THE EMPLOYEE'S LIFETIME.

                  a. For sixty (60) days after the date of the termination of this Agreement during the Employee's lifetime, the Owner shall have the option of obtaining the release of the collateral assignments of the Policies to the Corporation. To obtain such release with respect to the Policies, the Owner shall repay to the Corporation the total amount of the premium payments made by the Corporation hereunder with respect to the Policies less any indebtedness secured by the Policies which was incurred by the Corporation and remains outstanding as of the date of such termination, including any interest due on such indebtedness. Upon receipt of such amount, the Corporation shall release the collateral assignment of the Policies, by the execution and delivery of an appropriate instrument of release.

                  b. If the Owner fails to exercise the option in "a" above within such sixty (60) day period, then the Corporation shall have the right to:

                           (1) Receive the Policies, which right shall be exercised by the Corporation, if at all, by written notice to the Owner; upon receipt of the Corporation's written notice, the Owner shall execute any document or documents required by the Insurer to transfer the interest of the Owner in the Policies to the Corporation; or

                           (2) Enforce its right to be repaid the total amount of the premium payments made by the Corporation hereunder, less any indebtedness secured by the Policies which was incurred by the Corporation and remains outstanding as of the date of such termination, including any interest due on such indebtedness (the "Repayment Amount") from the cash surrender value of the Policies under the collateral assignment of the Policies, which right shall be exercised by the Corporation, if at all, in accordance with the terms of said collateral assignment. If the Repayment Amount is greater than the then cash surrender value of the Policies, then, upon receipt of written notice of such fact, the Owner shall be liable to and shall pay to the Corporation an amount equal to such differences. If the then cash surrender value of the policy exceeds the Repayment Amount, such excess shall be paid to the Owner.

                                    Upon the Corporation's receipt of the
                                    Policies or the Repayment Amount, as the case may be, neither the Owner nor the Owner's successors, assigns or beneficiaries shall have any further interest in and to the Policies, either under the terms thereof or under this Agreement.


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         9. INSURERS NOT PARTIES. The Insurer shall be fully discharged from its obligations under the Policies by payment of the insurance benefits under the Policies to the beneficiary or beneficiaries named in the Policies, subject to the terms and conditions of the Policies. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof.
No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policies, except insofar as the provisions hereof are made a part of the Policies by the collateral assignment executed by the Owner and filed with such Insurer in connection herewith.

         10. NAMED FIDUCIARY, DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

                  a. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

                  b.       (1)      Claim

                                    A person who believes that he or she is
being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the President of the Corporation at its then principal place of business.

                           (2)      Claim Decision.

                                    Upon receipt of a claim, the Corporation
shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

         If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.


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                           (3)      Request for Review.

                                    Within sixty (60) days after the receipt by
the Claimant of the written opinion described above, the Claimant may request in writing that a special committee (the "Committee") of the Board of Directors of the Corporation made up of all non-employee directors of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at the Corporation's then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation's determination by the Committee within such sixty
(60) day period, he or she shall be barred and estopped from challenging the Corporation's determination.

                           (4)      Review of Decision.

                                    Within sixty (60) days after the Secretary's
receipt of a request for review, the Committee will review the Corporation's determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting froth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty
(60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

         11. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

         12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Owner, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

         13. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

         14. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of California.


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         IN WITNESS WHEREOF, the parties hereto have executed multiple original copies of this Agreement the day and year first above written.


                                                THE MEN'S WEARHOUSE, INC.



                                                By: /s/ HARRY M. LEVY
                                                    ----------------------------
                                                Name: Harry M. Levy
                                                      --------------------------
                                                Title: Senior Vice President
                                                       -------------------------
                                                "Corporation"



                                                /s/ DAVID H. EDWAB
                                                --------------------------------
                                                DAVID H. EDWAB
                                                "Employee"



                                                /s/ GEORGE ZIMMER
                                                --------------------------------
                                                George Zimmer, Co-Trustee
                                                THE DAVID H. EDWAB 1995
                                                IRREVOCABLE TRUST


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                       SPLIT DOLLAR COLLATERAL ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned owner (hereafter the "Assignor") assigns, transfers and set over to THE MEN'S WEARHOUSE, INC., (hereafter the "Assignee"), its successors or assigns, certain rights in and to the life insurance policies 1A22371330 and 1A22827080, issued by Pacific Mutual Insurance Company (the "Insurer") on April 4, 1991, in the amount of $500,000 each (the "Policies"), and any and all supplemental benefit riders or agreements issued under said Policies, issued by Insurer, Insuring the life of DAVID H. EDWAB, subject to all the terms and conditions of the Policies and this Assignment and to all superior liens, if any, which the Insurer or any prior Assignee may have against the Policies. The Assignor by this instrument and the Assignee by acceptance of the Assignment jointly and severally agree to the conditions and provisions hereof. This Assignment is made and the Policies are to be held as collateral security for any and all liabilities of the Assignor to the Assignee, either now existing or that may hereafter arise between the Assignor or any successors or assigns and the Assignee under that certain Split-Dollar Agreement, dated as of May __, 1995, with regard to the Policies.

1.       (a)      It is expressly agreed that the Assignee shall have the
                  following rights in the Policies:

                  (1) the right to make and receive loans against the Policies (from the Insurer or otherwise), to the extent of the aggregate premiums paid by the Assignee on the Policies;

                  (2) the right to release this Assignment to the Assignor or its assigns;

                  (3) the right to surrender the Policies and to receive the Policies cash value and any dividend credits outstanding (but not in excess of the aggregate premiums paid by the Assignee on the Policies); and

                  (4) the right to receive from the death proceeds of the Policies, and to elect an income settlement option with respect thereto, an amount equal to the aggregate premiums paid by the Assignee on the Policies, but reduced by any indebtedness (together with any unpaid interest) incurred by the Assignee on the Policies.

         (b) Except as provided in Paragraph (a) above, all other rights in the Policies including but not limited to the right to designate and change the beneficiary of the Policies and the right to make loans against or withdrawals from the Policies and to receive any cash values and dividend credits outstanding in excess of aggregate premiums paid by the Assignee on the Policies, are expressly reserved to the Assignor and are therefore excluded from this Assignment.


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

         (c) For purposes of paragraphs (a) and (b) above, the signature of either the Assignor or the Assignee shall be adequate. Both the Assignor and the Assignee acknowledge that, between themselves, they are bound by the limitations of this Assignment and that the Insurer will recognize the signature of either.

2. This Assignment does not change the Insurer's right under the "Policy Loan" provision of the Policies to charge interest on any Policies' loan. If interest is not paid under the terms of the Policies, the Insurer has the right to add such interest to the unpaid loan from whatever cash value remains regardless of who is entitled to that cash value under the terms of this Assignment.

3 . For purposes of this Assignment, aggregate premiums paid by the Assignee on the Policies shall exclude premiums for any extra benefit riders or agreements issued under the Policies.

4. Any death proceeds of the Policies in excess of the amount payable to the Assignee shall be paid by the Insurer directly to the beneficiary named under the Policies.

5. All provisions of this Assignment shall be binding upon the executors, administrators, successors or assigns of the Assignor.

6. All Policies' options and designations in effect as of the date of this Assignment shall remain in effect unless specifically changed by this Assignment or by action taken thereafter consistent with this Assignment.

7. The Insurer is hereby authorized to recognize the Assignee's claim of right hereunder without investigating the validity or amount thereof, the giving of notice, or the existence or amount of any liabilities of the Assignor to the Assignee. Payment by the Insurer of any or all death proceeds of the Policies to the Assignee in reliance upon an affidavit of any officer of the corporation as to the share of death proceeds due it shall be a full discharge of the Insurer for such share and shall be binding on all parties claiming any interest under the Policies.


Signed at   Fremont, California                                  on May 25, 1995
           ---------------------
            (City and State)


/s/ HARRY M. LEVY                               /s/ GEORGE ZIMMER
---------------------------                     --------------------------------
Witness                                         Owner of the Policy
                                                GEORGE ZIMMER, CO-TRUSTEE, THE
                                                DAVID H. EDWAB IRREVOCABLE TRUST


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